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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 3, 2000

                      MODERN MEDICAL MODALITIES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  NEW JERSEY                   000-23416                       22-3318886
---------------             --------------                 ------------------
(State or other              (Commission                     (IRS Employer
jurisdiction of              File Number)                  Identification No.)
incorporation)


                            1719 Route 10, SUITE 117
                          PARSIPPANY, NEW JERSEY 07054
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (973) 538-9955
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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Item 4.  Changes in Registrant's Certifying Accountants.

         On March 3, 2000, Vincent J. Batyr & Co. ("Batyr"), the independent certified public accountants for Modern Medical Modalities Corporation (the "Company") resigned. During the year ended December 31, 1998 the reports by Batyr on the financial statements of the Company contained a going concern opinion. During the year ended December 31, 1997 the reports by Batyr on the financial statements of the company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to March 3, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On March 1, 2000, upon receipt of approval of its Board of Directors, the Company engaged Lazar, Levine & Felix LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through March 3, 2000, the Company did not consult with Lazar, Levine & Felix LLP on any accounting or auditing issues.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

             Exhibit 1 - Letter, dated March 3, 2000 from Batyr.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 6, 2000

                                MODERN MEDICAL MODALITIES CORPORATION


                                By:  /s/ Roger Findlay
                                -----------------------
                                Name: Roger Findlay
                                Title: President